EXHIBIT 99.3
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          STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING
            FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Bradley J. Bell, state and attest that:
     (1) To the best of my knowledge, based upon a review of the covered reports of Rohm and Haas Company ("Company"), and, except as corrected or supplemented in a subsequent covered report:
          o no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and
          o no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).
     (2) I have reviewed the contents of this statement with the Audit Committee of the Company's Board of Directors.
     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report:"
          o the Company's Annual Report for 2001 on Form 10-K filed with the Securities and Exchange Commission on March 26, 2002;
          o all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Rohm and Haas Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and
          o    any amendments to any of the foregoing.



/s/ Bradley J. Bell
--------------------------                   Subscribed and sworn to before
Bradley J. Bell                              me this 13 day of August, 2002
Senior Vice President and
  Chief Financial Officer
Rohm and Haas Company
August 13, 2002                              -----------------------------------
                                             Notary Public
                                             My Commission Expires: